THE AMENDED AND RESTATED INCENTIVE AWARD PLAN

OF

TANGER FACTORY OUTLET CENTERS, INC. AND

TANGER PROPERTIES LIMITED PARTNERSHIP

Tanger Factory Outlet Centers, Inc., a corporation organized under the laws of the state of North Carolina (the “Company”), adopted the Stock Option Plan for Directors and Executive and Key Employees of Tanger Factory Outlet Centers, Inc., (the “Plan”) on May 28, 1993.  The Plan has subsequently been amended from time to time.  Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina (the “Partnership”) adopted the Partnership Unit Option Plan for Employees of Tanger Properties Limited Partnership (the “Unit Option Plan”) on May 28, 1993, which plan has also subsequently been amended from time to time.  In order to conform the Plan document to such amendments, to further amend the Plan in certain respects, and to merge the Unit Option Plan into the Plan, the Plan was amended, restated and renamed and adopted by the Company and the Partnership, effective as of May 14, 2004.  Such Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership constituted a complete amendment and restatement of the Plan in its entirety and a continuation of the Plan.  The Plan also serves as the successor to the Unit Option Plan and no further options have been granted under the Unit Option Plan since May 14, 2004.  All options outstanding under the Unit Option Plan on May 14, 2004 have been and, to the extent applicable, shall continue to be treated as outstanding options under the Plan.  However, each outstanding option so incorporated has been and shall hereafter continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan has been or shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of Units or Common Shares.  In light of Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the effective date of the amendment and restatement of the Plan) (collectively, “Section 409A”), the Company and the Partnership amended and restated the Plan, effective as of December 29, 2008.

The purposes of this Plan are as follows:

(1)  To further the growth, development and financial success of the Company and the Partnership by providing additional incentives to directors and employees of the Company, the Partnership and their subsidiaries, who have been or will be given responsibility for the management or administration of the Company’s business affairs, by assisting them to become owners of the Company’s Common Shares and thus to benefit directly from such growth, development and financial success.

(2)  To enable the Company, the Partnership and their subsidiaries to obtain and retain the services of the types of professional, technical and managerial employees and directors considered essential to the long range success of the Company by providing and offering them an opportunity to own Common Shares and/or rights which will reflect the growth, development and financial success of the Company.

This Plan is intended to comply with all applicable law, including the requirements of Section 409A and shall be operated and interpreted in accordance with this intention.  This Plan has been operated in reasonable good faith compliance with Section 409A (within the meaning of Internal Revenue Service Notices 2005-1, 2006-79 and 2007-86) during the period beginning on January 1, 2005 and ending on the effective date of this amendment and restatement of the Plan.

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.1	Administrator

“Administrator” shall mean the entity that conducts the general administration of the Plan as provided herein.  With reference to the administration of the Plan with respect to

Awards granted to Independent Directors, the term “Administrator” shall refer to the Board.  With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 9.2.

Section 1.2	Award

“Award” shall mean an Option, a Restricted Share award, a Performance Award, a Deferred Share award or a Share Payment award which may be awarded or granted under the Plan (collectively, “Awards”).

Section 1.3	Award Agreement

“Award Agreement” shall mean a written agreement executed by an authorized officer of the Company, the Partnership or a Subsidiary, as applicable, and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

Section 1.4	Award Limit

“Award Limit” shall mean (a) with respect to Options, 360,000 Common Shares (which reflects the 2 for 1 share split on Common Shares declared by the Board on November 29, 2004 pursuant to which such number of Common Shares was adjusted from 180,000 to 360,000); (b) with respect to Performance Awards, $1,000,000; and (c) with respect to all other Awards, 120,000 Common Shares (which reflects the 2 for 1 share split on Common Shares declared by the Board on November 29, 2004 pursuant to which such number of Common Shares was adjusted from 60,000 to 120,000), in each case as adjusted pursuant to Section 10.3.

Section 1.5	Board

“Board” shall mean the Board of Directors of the Company.

Section 1.6	Change in Control

“Change in Control” shall mean:

    (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Common Shares (the “Outstanding Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.6; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this Plan, the Partnership Units shall be treated as, and aggregated with, the Common Shares and/or the Outstanding Company Voting Securities to the extent such Partnership Units are convertible into Common Shares or voting securities, respectively.

Section 1.7                                       Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.8	Committee

“Committee” shall mean the Share and Unit Option Committee of the Board, appointed as provided in Section 9.1.

Section 1.9	Common Shares

“Common Shares” shall mean the common shares of the Company, par value $0.01 per share.

Section 1.10	Company

“Company” shall mean Tanger Factory Outlet Centers, Inc., a North Carolina corporation.

Section 1.11	Company Employee

“Company Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

Section 1.12	Company Subsidiary

“Company Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

Section 1.13	Deferred Shares

“Deferred Shares” shall mean Common Shares awarded under Article VIII of the Plan.

Section 1.14	Director

“Director” shall mean a member of the Board.

Section 1.15	Employee

“Employee” shall mean any Company Employee or Partnership Employee.

Section 1.16	Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.17	Fair Market Value

“Fair Market Value” of a Common Share as of a given date shall be (i) the closing price of the Common Shares, on the principal exchange on which Common Shares are trading, on the trading day previous to such date, or, if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; (ii) if such Common Shares are not traded on an exchange but are quoted on Nasdaq or a successor quotation system, (A) the last sales price (if the Common Shares are then listed as Global Market Issue under the Nasdaq Global Market System) or (B) the mean between the closing representative bid and asked prices for the Common Shares on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if such Common Shares are not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the fair market value of a Common Share as established by the Administrator acting in good faith.

Section 1.18	Holder

“Holder” shall mean a person who has been granted or awarded an Award.

Section 1.19	Incentive Share Option

“Incentive Share Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Share Option by the Administrator.

Section 1.20	Independent Director

“Independent Director” shall mean a member of the Board who is not an Employee.

Section 1.21	Non-Qualified Share Option

“Non-Qualified Share Option” shall mean an Option which is not designated as an Incentive Share Option by the Administrator.

Section 1.22	Option

“Option” shall mean an option to purchase Common Shares granted under Article IV of this Plan.  An Option granted under this Plan shall, as determined by the Administrator, be either a Non-Qualified Share Option or an Incentive Share Option; provided, however, that Options granted to Independent Directors and to individuals other than Company Employees shall be Non-Qualified Share Options.

Section 1.23	Partnership

“Partnership” shall mean Tanger Properties Limited Partnership, a partnership organized under the laws of the state of North Carolina.

Section 1.24	Partnership Agreement

“Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Tanger Properties Limited Partnership, dated as of December 30, 1999, as the same may be amended, modified or restated from time to time.

Section 1.25	Partnership Employee

“Partnership Employee” shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any Partnership Subsidiary.

Section 1.26	Partnership Holder Purchased Shares

“Partnership Holder Purchased Shares” shall have the meaning set forth in Section 6.4.

Section 1.27	Partnership Purchase Price

“Partnership Purchase Price” shall have the meaning set forth in Section 6.4.

Section 1.28	Partnership Purchased Shares

“Partnership Purchased Shares” shall have the meaning set forth in Section 6.4.

Section 1.29	Partnership Subsidiary

“Partnership Subsidiary” shall mean (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

Section 1.30	Partnership Unit; Unit

“Partnership Unit” shall have the meaning ascribed to such term in the Partnership Agreement and may be referred to herein as a “Unit”.

Section 1.31	Performance Award

“Performance Award” shall mean a cash bonus, share bonus or other performance or incentive award that is paid in cash, Common Shares or a combination of both, awarded under Article VIII of this Plan.

Section 1.32	Performance Criteria

“Performance Criteria” shall mean (a) the following business criteria with respect to the Company, the Partnership or any Subsidiary or any division or operating unit of either of them: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) return on equity; (vii) return on invested capital or assets; (viii) cost reductions or savings; (ix) funds from operations; (x) appreciation in the Fair Market Value of a Common Share; (xi) total return performance on Common Shares as reported in the Company’s annual proxy statement; (l) operating profit; (m) working capital; and (n) earnings before any one or more of the following items: interest, taxes, depreciation or amortization;

provided, that each of the business criteria described in subsections (a) through (n) shall be determined in accordance with generally accepted accounting principles (“GAAP”); and (b) the following objective performance criteria as applied to any Employee: (i) lease renewals; (ii) occupancy rates; (iii) average tenant sales per square foot; and (iv) rental rates.  For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the business criteria described in subsections (a) and (b) for one or more of the items of gain, loss, profit or expense:  (A) determined to be extraordinary or unusual in nature or infrequent in occurrence; (B) related to the disposal of a segment of a business; (C) related to a change in accounting principles under GAAP; (D) related to discontinued operations that do not qualify as a segment of a business under GAAP; (E) attributable to the business operations of any entity acquired by the Company or the Partnership during the fiscal year and (F) reflecting adjustments to funds from operations with respect to straight-line rental income as reported in the Company’s Exchange Act reports.

Section 1.33	Plan

“Plan” shall mean The Amended and Restated Incentive Award Plan of Tanger Factory Outlet Centers, Inc. and Tanger Properties Limited Partnership.

Section 1.34	REIT

“REIT” shall mean a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

Section 1.35	Restricted Share

“Restricted Share” shall mean a Common Share awarded under Article VII.

Section 1.36	Rule 16b-3

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.37	Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.38	Section 162(m) Participant

“Section 162(m) Participant” shall mean any Employee designated by the Administrator as an individual whose compensation for the fiscal year of such designation or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

Section 1.39	Section 409A

“Section 409A” shall have the meaning set forth in the preamble.

Section 1.40	Share Payment

“Share Payment” shall mean (a) a payment in the form of Common Shares, or (b) an option or other right to purchase Common Shares, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee or Independent Director in cash, awarded under Article VIII of the Plan.

Section 1.41	Subsidiary

“Subsidiary” shall mean any Company Subsidiary or Partnership Subsidiary.

Section 1.42	Termination of Directorship

“Termination of Directorship” shall mean the time when a Holder who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement; provided, that, in any such case, such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations.  The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

Section 1.43	Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company, the Partnership or any Subsidiary of either of them is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; provided, that, in any such case, such termination constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Department of Treasury Regulations; but excluding (i) a termination where there is a simultaneous reemployment or continuing employment of such Holder by the Company, the Partnership or any Subsidiary of either of them, (ii) at the discretion of the Administrator, a termination which results in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Administrator, a termination which is followed by the simultaneous establishment of a consulting relationship by the Company, the Partnership or any Subsidiary of either of them with the former employee.  The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an Employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1	Shares Subject to Plan

(a) Subject to Section 2.2 and adjustment pursuant to Section 10.3, the aggregate number of Common Shares (or Units) which may be issued with respect to Awards under the Plan shall not exceed 6,000,000 (which reflects the 2 for 1 share split on Common Shares declared by the Board on November 29, 2004 pursuant to which such number of Common Shares (or Units) was adjusted from 3,000,000 to 6,000,000).  Such limitation shall be reduced by one for each Unit issued pursuant to the exercise of options granted under the Unit Option Plan.  The Common Shares issuable with respect to Awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of Common Shares which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed the Award Limit.  To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

Section 2.2	Share Counting

Notwithstanding Section 2.1(a): (i) the Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of Common Shares actually delivered differs from the number of shares previously counted in connection with an Award; (ii) Common Shares that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Holder will not be counted as delivered under the Plan; (iii) Common Shares that have been issued in connection with any Award (e.g., Restricted Shares) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) Common Shares withheld in payment of the exercise price or taxes relating to any Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award shall be deemed to constitute shares not delivered to the Holder and shall be deemed to be available for Awards under the Plan; provided, however, that, no shares shall become available pursuant to this Section 2.2 to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system).  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company, the Partnership or any Subsidiary, Common Shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.  This Section 2.2 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Share Options only to the extent consistent with applicable regulations relating to Incentive Share Options under the Code.  Because shares will count against the number reserved in Section 2.1 upon delivery, the Administrator may, subject to the share counting rules under this Section 2.2, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.  For purposes of this Section 2.2, Units under options granted under the Unit Option Plan will be treated as, and aggregated with, Common Shares.

ARTICLE III.

GRANTING OF AWARDS

Section 3.1	Award Agreement

           Each Award shall be evidenced by an Award Agreement.  Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

Section 3.2	Provisions Applicable to Section 162(m) Participants

(a) The Committee, in its discretion, may determine whether or not an Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b) Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, grant any Award to a Section 162(m) Participant, including Restricted Shares the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria, and any performance or incentive award described in Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

(c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles VII or VIII to a Section 162(m) Participant which is intended by the Committee to qualify as performance-based compensation, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service.  Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service.  Except as otherwise provided by any written agreement between the Company and any applicable Holder, in determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

            (d) Furthermore, notwithstanding any other provision of the Plan, any Award which is granted to a Section 162(m) Participant and which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

Section 3.3	Limitations Applicable to Section 16 Persons

Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.4	Consideration

In consideration of an Award under the Plan, the Holder shall agree, in the written Award Agreement, to remain in the employ of (or to serve as a Director of, as applicable) the Company, the Partnership or a Subsidiary for a period of one year from the date of Award grant (or, in the case of a Director, until the next annual meeting of shareholders of the Company), or such shorter period as may be fixed by the Administrator in the Award Agreement or by action of the Administrator following grant of the Award.

Section 3.5	At-Will Employment

Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of the Company, the Partnership or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company, the Partnership or any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company, the Partnership or any Subsidiary.

ARTICLE IV.

GRANTING OF OPTIONS

Section 4.1	Eligibility

Any Employee selected by the Committee pursuant to Section 4.3(a)(i) shall be eligible to be granted an Option.  Any Independent Director selected by the Board pursuant to Section 4.3(b)(i) shall be eligible to be granted an Option.

Section 4.2	Qualification of Incentive Share Options

No Incentive Share Option shall be granted to any person who is not a Company Employee.

Section 4.3	Granting of Options

(a) The Committee shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

(i)	Select from among the Employees (including Employees who have previously received Awards) such of them as in its opinion should be granted Options;

(ii)	Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees;

(iii)
 Subject to Section 4.2, determine whether such Options are to be Incentive Share Options or Non-Qualified Share Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

(iv)
Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) The Board shall from time to time, in its sole discretion, and subject to applicable limitations of this Plan:

(i)	Determine which Independent Directors (including Independent Directors who have previously received Options) such of them as in its opinion should be granted Options; and

(ii)	Determine the terms and conditions of such Options, consistent with this Plan.

(c) Upon the selection of an Employee or Independent Director to be granted an Option, the Administrator shall instruct the Secretary to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

ARTICLE V.

TERMS OF OPTIONS

Section 5.1	Exercise Price

The exercise price per share of the shares subject to each Option shall be set by the Administrator in its discretion; provided, however, that such price shall be no less than the Fair Market Value of a Common Share on the date the Option is granted, and, in the case of Incentive Share Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code) such price shall not be less than 110% of the Fair Market Value of a Common Share on the date the Option is granted.

Section 5.2	Option Term

The term of an Option shall be set by the Administrator in its discretion; provided, however, that (i) in the case of Incentive Share Options, the term shall not be more than ten (10) years from the date the Incentive Share Option is granted, or five (5) years from such date if the Incentive Share Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Company or any subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code).  Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Share Options and the requirements of Section 409A, the Administrator may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Directorship, or amend any other term or condition of such Option relating to such a termination.

Section 5.3	Option Vesting

(a) The period during which the right to exercise an Option in whole or in part vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at Termination of Employment or Termination of Directorship shall thereafter become exercisable, except as may be otherwise provided by the Administrator (other than with respect to Options granted to Independent Directors) either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c) To the extent that the aggregate Fair Market Value of shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Share Options to the extent required by Section 422 of the Code.  The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.  For purposes of this Section 5.3(c), the Fair Market Value of shares shall be determined as of the time the option with respect to such shares is granted.

(d) In the event of a Change in Control, each Option granted to an Independent Director or to an Employee shall be exercisable as to all shares covered thereby immediately prior to the consummation of such Change in Control and subject to such consummation, notwithstanding anything to the contrary in this Section 5.3 or the vesting schedule of such Option.

ARTICLE VI.

EXERCISE OF OPTIONS

Section 6.1	Partial Exercise

An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

Section 6.2	Manner of Exercise

All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary or his office prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Award Agreement:

(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary for the shares with respect to which the Option, or portion thereof, is exercised.  However, the Administrator may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of Common Shares owned by the Holder, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of Common Shares then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to Common Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi).  In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note.  The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company, the Partnership or any Subsidiary when or where such loan or other extension of credit is prohibited by law, and payment in the manner prescribed by the preceding sentences shall not be permitted to the extent that the Administrator determines that payment in such manner may result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.

Section 6.3	Transfer of Shares to a Company Employee or Independent Director

As soon as practicable after receipt by the Company, pursuant to Section 6.2(d), of payment for the shares with respect to which an Option (which in the case of a Company Employee or Independent Director was issued to and is held by such Holder in such capacity), or portion thereof, is exercised by a Holder who is a Company Employee or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Holder the number of shares equal to

(a) The amount of the payment made by the Holder to the Company pursuant to Section 6.2(d), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1.

Section 6.4	Transfer of Shares to a Partnership Employee

As soon as practicable after receipt by the Company, pursuant to Section 6.2(d), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee in such capacity), or portion thereof, is exercised by a Holder who is a Partnership Employee, then, with respect to each such exercise:

(a) the Company shall transfer to the Holder the number of shares equal to (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) divided by (B) the Fair Market Value of a share of Common Stock at the time of exercise (the “Partnership Holder Purchased Shares”);

(b) the Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Holder to the Company pursuant to Section 6.2(d) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1, over (ii) the number of Partnership Holder Purchased Shares.  The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares and (y) the Fair Market Value of a share of Common Stock at the time of the exercise; and

(c)as soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Holder at no additional cost, as additional compensation.

Section 6.5	Transfer of Payment to the Partnership

As soon as practicable after receipt by the Company of the amounts described in Sections 6.2(d) and 6.4(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

Section 6.6	Conditions to Issuance of Share Certificates

Neither the Company nor the Partnership shall be required to issue or deliver any certificate for Common Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such series or class of shares is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company or the Partnership of full payment for such shares, including payment of any applicable withholding tax.

Section 6.7	Rights as Shareholders

The Holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company or the Partnership to such Holders.

Section 6.8	Ownership and Transfer Restrictions

The Administrator, in its sole discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate.  Any such restriction shall be set forth in the respective Award Agreement or other written agreement between the Company and the Holder and may be referred to on the certificates evidencing such shares.

ARTICLE VII.

AWARD OF RESTRICTED SHARES

Section 7.1	Eligibility

Subject to the Award Limit, Restricted Shares may be awarded to any Employee or Independent Director.

Section 7.2	Award of Restricted Shares

(a) The Administrator may from time to time, in its sole discretion:

(i) Select from among Employees and Independent Directors (including Employees and Independent Directors who have previously received other Awards under the Plan) such of them as in its opinion should be awarded Restricted Shares; and

(ii) Determine the purchase price, if any, and other terms and conditions (including, without limitation, in the case of awards to Employees of the Partnership or any Partnership Subsidiary, the mechanism for the transfer of the Restricted Shares and payment therefor, and any surrender of such Restricted Shares pursuant to Section 7.4) applicable to such Restricted Shares, consistent with the Plan.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Shares; provided, however, that such purchase price, if any, shall be no less than the par value of the Common Shares to be purchased, unless otherwise permitted by applicable state law.  In all cases, legal consideration shall be required for each issuance of a Restricted Share.

(c) Upon the selection of an Employee or Independent Director to be awarded Restricted Shares, the Administrator shall instruct the Secretary to issue such Restricted Shares and may impose such conditions on the issuance of such Restricted Shares as it deems appropriate.

Section 7.3	Rights as Shareholders

Subject to Section 7.4, upon delivery of the Restricted Shares to the Holder or the escrow holder pursuant to Section 7.6, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Shares shall be subject to the restrictions set forth in Section 7.4.

Section 7.4	Restriction

All Restricted Shares issued under the Plan (including any shares received by holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, the Partnership or any Subsidiary or performance of the Company, the Partnership or a Subsidiary or individual performance; provided, however, that, except with respect to Restricted Shares granted to Section 162(m) Participants, by action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Shares may not be sold or encumbered until all restrictions are terminated or expire.  Except as otherwise provided by any written agreement between the Company, the Partnership or any Subsidiary, as applicable, and any applicable Holder, if no cash consideration was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Shares shall lapse, and such Restricted Shares shall be surrendered to the Company, the Partnership or the Subsidiary, as applicable, without consideration, upon a Termination of Employment or Termination of Directorship.

Section 7.5	Repurchase of Restricted Shares

Except as otherwise provided by the individual Award Agreement, the Company, the Partnership or a Subsidiary shall have the right to repurchase from the Holder the Restricted Shares then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Directorship, at a cash price per share equal to the lesser of (i) the Fair Market Value of a Common Share on the date of Termination of Employment or Termination of Directorship, as applicable, and (ii) the price per share paid by the Holder for such Restricted Shares.

Section 7.6	Escrow

Except as otherwise provided in any Award Agreement, the Secretary or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Shares until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

Section 7.7	Legend

In order to enforce the restrictions imposed upon Restricted Shares hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all Restricted Shares that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VIII.

PERFORMANCE AWARDS,

DEFERRED SHARES, SHARE PAYMENTS

Section 8.1	Eligibility

Subject to the Award Limit, one or more Performance Awards, awards of Deferred Shares and/or Share Payments may be granted to any Employee or Director whom the Administrator determines should receive such an Award.

Section 8.2	Performance Awards

(a) Any Employee or Independent Director selected by the Administrator may be granted one or more Performance Awards.  The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee or Independent Director.

(b) Without limiting Section 8.2(a), the Administrator may grant Performance Awards to any 162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator; provided that any such bonus shall be subject to the continued employment of such Participant on the last day of such period or periods determined by the Administrator (the “Performance Date”), which Performance Date, with respect to bonuses determined on an annual basis, shall be December 31 of the applicable calendar year; and , provided, further, that any such bonus shall be payable to such Participant either (i) on or prior to the 15th day of the third calendar month following the calendar year in which the Performance Date occurs or (ii) in a manner that complies with the requirements of Section 409A.  Any such bonuses paid to 162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 3.2.  The maximum amount of any Performance Award payable to a 162(m) Participant under this Section 8.2(b) shall not exceed the Award Limit with respect to any calendar year.  Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to a Performance Award payable to a 162(m) Participant shall be determined on the basis of generally accepted accounting principles.

Section 8.3	Share Payments

Any Employee or Independent Director selected by the Administrator may receive Share Payments in the manner determined from time to time by the Administrator.  The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific criteria determined appropriate by the Administrator, determined on the date such Share Payment is made or on any date thereafter.

Section 8.4	Deferred Shares

Any Employee or Independent Director selected by the Administrator may be granted an award of Deferred Shares in the manner determined from time to time by the Administrator.  The number of Deferred Shares shall be determined by the Administrator and may be linked to the Performance Criteria or other specific criteria determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Common Shares underlying a Deferred Share award will not be issued until the Deferred Share award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.  Unless otherwise provided by the Administrator, a Holder of Deferred Shares shall have no rights as a Company shareholder with respect to such Deferred Shares until such time as the Award has vested and the Common Shares underlying the Award have been issued.

Section 8.5	Term

The term of a Performance Award, award of Deferred Shares and/or Share Payment shall be set by the Administrator in its discretion.

Section 8.6	Exercise or Purchase Price

The Administrator may establish the exercise or purchase price of a Performance Award, Deferred Share award or shares received as a Share Payment; provided, however, that such price shall not be less than the par value of a Common Share, unless otherwise permitted by applicable state law.

Section 8.7	Exercise Upon Termination of Employment or Termination of Directorship

A Performance Award, award of Deferred Shares and/or Share Payment is exercisable or payable only while the Holder is an Employee or Independent Director, as applicable; provided, however, that, except with respect to Performance Awards granted to Section 162(m) Participants, the Administrator in its sole discretion may provide that the Performance Award, award of Deferred Shares and/or Share Payment may be exercised or paid subsequent to a Termination of Employment or Termination of Directorship, or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.

Section 8.8	Form of Payment

Payment of the amount determined under Section 8.2 above shall be in cash, in Common Shares or a combination of both, as determined by the Administrator.  To the extent any payment under this Article VIII is effected in Common Shares, it shall be made subject to satisfaction of all provisions of Section 6.6.

ARTICLE IX.

ADMINISTRATION

Section 9.1	Share and Unit Option Committee

The Share and Unit Option Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board, none of whom shall be an Employee and each of whom is both a “non-employee director” as defined by Rule 16b-3 and an “outside director” for purposes of Section 162(m) of the Code.  Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board.

Section 9.2	Duties and Powers of Committee

It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions.  The Committee shall have the power to interpret this Plan, the Award Agreements and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.  Any such interpretations and rules with respect to Incentive Share Options shall be consistent with the provisions of Section 422 of the Code.  The Committee shall have the power to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely; provided, however, that without the approval of the shareholders of the Company, neither the Committee nor the Board shall authorize the amendment of any outstanding Option to reduce its exercise price.  Notwithstanding anything contained herein, no Option shall be canceled and replaced with the grant of an Option having a lower exercise price without the approval of the shareholders of the Company.  Grants or Awards under the Plan need not be the same with respect to each Holder.  In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors.

Section 9.3	Majority Rule

The Committee shall act by a majority of its members in attendance at a meeting where quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

Section 9.4	Compensation; Professional Assistance; Good Faith Actions

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board.  All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company.  The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons.  No members of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE X.

MISCELLANEOUS PROVISIONS

Section 10.1	Not Transferable

(a) Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or, with the consent of the Administrator, pursuant to a transfer to the spouse and/or lineal descendants of the Holder and/or to a trust, partnership or other entity the sole beneficiaries, partners or other members of which are such Holder’s spouse and/or lineal descendants, unless and until such Awards have been exercised, or the shares underlying such Awards have been issued, and all restrictions applicable to such shares have lapsed.  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b) During the lifetime of the Holder, only he may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to the foregoing paragraph.  After the death of the Holder (or transferee), any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, be exercised by the personal representative of, or by any person empowered to do so under, the deceased Holder’s (or transferee’s) will or under the then applicable laws of descent and distribution.

Section 10.2	Amendment, Suspension or Termination of this Plan

The plan will expire on, and no Award may be granted pursuant to the Plan after, May 14, 2014; and any Award outstanding on such date shall remain in force according to the terms of the applicable Award Agreement.  In addition, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 10.3), (ii) permits the Administrator to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Administrator to extend the exercise period for an Option beyond ten years from the date of grant.  The Award Limit may be increased by the Board or the Committee at any time and from time to time, and Awards may be granted with respect to a number of shares not in excess of such increased Award Limit; provided, however, that no such increase of the Award Limit shall be effective unless and until such increase is approved by the Company’s shareholders and if such approval is not obtained all Awards granted with respect to a number of shares in excess of the Award Limit in effect prior to such increase shall be canceled and shall become null and void.  No amendment, suspension or termination of this Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Awards theretofore granted, unless the Award Agreement itself otherwise expressly so provides.  No Award may be granted during any period of suspension or after termination of this Plan, and in no event may any Incentive Share Option be granted under this Plan after May 28, 2003.

Section 10.3	Changes in Common Shares or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events

(a) Subject to Section 10.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, reclassification, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Change in Control), or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i)
The number and kind of Common Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit);

(ii)	The number and kind of Common Shares (or other securities or property) subject to outstanding Awards; and

(iii)	The grant or exercise price with respect to any Award.

(b) Subject to Section 10.3(d), except as otherwise provided in any Award Agreement, in the event of any transaction or event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate thereof (including, without limitation, any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the

Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)
To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii)	To provide that the Award cannot vest, be exercised or become payable after such event;

(iii)	To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or 5.4 or the provisions of such Award;

(iv)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v)
To make adjustments in the number and type of Common Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Shares or Deferred Shares and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and

(vi)
To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all Restricted Shares or Deferred Shares may be terminated, and, in the case of Restricted Shares, some or all of such Restricted Shares may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.

(c) Subject to Sections 3.2, 3.3 and 10.3(d), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

(d) With respect to Awards which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 10.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code.  Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.  The number of Common Shares subject to any Award shall always be rounded to the next whole number.

(e) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of shares or of options, warrants or rights to purchase shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

Section 10.4	Approval of Plan by Shareholders.

The Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s initial adoption of the Plan, and any amendment to the Plan increasing the aggregate number of Common Shares issuable under the Plan will be submitted for the approval of the Company’s shareholders after the date of the Board’s adoption of such amendment.  Awards may be granted or awarded prior to such shareholder approval, provided that such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the shareholders, and provided further that if such approval is not obtained, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.  In addition, if the Board determines that Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company’s shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which the Company’s shareholders previously approved the Performance Criteria.

Section 10.5	Tax Withholding

The Company or the Partnership, as applicable, shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award.  The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company or the Partnership, as applicable, withhold Common Shares otherwise issuable under such Award (or allow the return of Common Shares) having a Fair Market Value equal to the sums required to be withheld.  Notwithstanding any other provision of the Plan, the number of Common Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such Common Shares were acquired by the Holder from the Company) in order to satisfy the Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of Common Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

Section 10.6	Loans

The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Shares or Deferred Shares awarded under the Plan.  The terms and conditions of any such loan shall be set by the Committee.  Notwithstanding the foregoing, no loan shall be made to an Employee under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.  In the event that the Committee determines in its discretion that any loan under this Section may be or will become prohibited by Section 13(k) of the Exchange Act or other applicable law, the Committee may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Committee determines in its discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

Section 10.7	Effect of Plan Upon Options and Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, the Partnership or any Subsidiary.  Nothing in this Plan shall be construed to limit the right of the Company, the Partnership or any Subsidiary (i) to establish any other forms of incentives or compensation for Employees or Independent Directors or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

Section 10.8	Section 83(b) Election Prohibited

No Holder may make an election under Section 83(b) of the Code, or any successor section thereto, with respect to any award or grant under the Plan without the consent of the Administrator, which the Administrator may grant or withhold at its sole discretion.

Section 10.9	Grants of Awards to Certain Employees

The Company, the Partnership and any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which Common Shares and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Common Shares by the Holder, for the purpose of ensuring that the relationship between the Company and the Partnership or such Subsidiary remains at arm’s-length.

Section 10.10	Restrictions on Awards

This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT.  No Award shall be granted or awarded, and with respect to an Option already granted under the Plan, such Option shall not be exercisable:

(a) to the extent such Award or Option exercise could cause the Holder to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or

(b) if, in the discretion of the Administrator, such Award or Option exercise could result in income to the Company which, when considered in light of the Company’s other income, could cause the Company to fail to satisfy the gross income limitations set forth in Code Section 856(c) or otherwise impair the Company’s status as a REIT.

Section 10.11	Compliance with Laws

The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Common Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith; provided, however, that the foregoing shall not relieve the Company of its obligations under any Award.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.12	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

Section 10.13	Governing Law

This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the state of North Carolina without regard to conflicts of laws thereof.

Section 10.14	Conflicts

Notwithstanding any other provision of the Plan, no Holder shall acquire or have any right to acquire any Common Shares, and shall not have other rights under the Plan, which are prohibited under the Company’s Articles of Incorporation, as amended from time to time.

Section 10.15	Section 409A

To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A.  Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee reserves the right (without any obligation to do so or to indemnify any Holder for failure to do so) to adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) to comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under such Section. Notwithstanding the foregoing, no provision of any Award or this Plan shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from a Holder or any other individual to the Company or any of its affiliates, employees or agents.

IN WITNESS WHEREOF, the parties below have caused the foregoing Plan to be approved by their officers duly authorized on March 19, 2009.

TANGER FACTORY OUTLET CENTERS, INC.
a North Carolina corporation

By:           /s/ Steven B. Tanger
Steven B. Tanger
President and Chief Executive Officer

TANGER PROPERTIES LIMITED PARTNERSHIP
a North Carolina limited partnership

By:           Tanger GP Trust
a Maryland business trust

Its General Partner

By:           /s/ Steven B. Tanger
                Steven B. Tanger
                President and Chief Executive Officer